AMENDMENT TO AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to the Amended and Restated Executive Employment Agreement dated June 9, 2015 (“Employment Agreement”) is entered into by and between ARC Document Solutions, Inc., a Delaware corporation (“ARC”) and Rahul K. Roy (“Executive”) as of May 9, 2016 (“Effective Date”).

WHEREAS, ARC and Executive entered into the Employment Agreement dated June 9, 2015; and

WHEREAS, ARC and Executive now wish to enter into this Amendment to the Employment Agreement.

NOW THEREFORE, ARC and Executive agree as follows:

Section 1 of Appendix B of the Employment Agreement is amended in full to read as follows:

1.
Base Salary. During the Employment Term, ARC shall pay Executive a base salary at the annual rate of $675,000 per year or such higher rate as may be determined from time to time by ARC in accordance with ARC’s compensation policies and practices (“Base Salary”). Such Base Salary shall be paid in accordance with ARC’s standard payroll practice for senior executives.

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Employment Agreement as of the date first hereinabove set forth.

ARC DOCUMENT SOLUTIONS, INC. By: ______________________ Kumarakulasingam Suriyakumar President and Chief Executive Officer	EXECUTIVE _________________________________Rahul K. Roy